Denne innkallingen er utferdiget både på norsk og på engelsk. Ved uoverensstemmelser mellom de to versjonene skal den norske versjonen gå foran.

NOT FOR PUBLICATION, DISTRIBUTION OR RELEASE, DIRECTLY OR INDIRECTLY, IN OR INTO AUSTRALIA, CANADA, JAPAN OR ANY JURISDICTION WHERE TO DO SO MIGHT CONSTITUTE A VIOLATION OF THE LOCAL SECURITIES LAWS OR REGULATIONS OF SUCH JURISDICTION.

This notice has been prepared both in Norwegian and in English. In case of discrepancies between the two versions, the Norwegian version shall prevail.

INNKALLING TIL EKSTRAORDINÆR GENERALFORSAMLING I EVRY ASA (org.nr. 934 382 404)	NOTICE OF EXTRAORDINARY GENERAL MEETING IN EVRY ASA (org.no. 934 382 404)

Styret innkaller med dette til ekstraordinær generalforsamling i EVRY ASA ("Selskapet") i Selskapets lokaler i Snarøyveien 30A, 1360 Fornebu den 2. september 2019 kl 13.00.

Styrets leder eller en person utpekt av styrets leder vil åpne generalforsamlingen og foreta registreringen av fremmøtte aksjonærer og fullmakter.

 Følgende saker foreligger på agendaen:

The Board of Directors hereby calls for an Extraordinary General Meeting of EVRY ASA (the "Company") at the Company`s offices in Snarøyveien 30A, 1360 Fornebu at 13:00 hours (CET) on 2 September 2019.

The Chair of the Board or a person appointed by the Chair of the Board will open the general meeting and perform registration of the shareholders in attendance and the powers of attorney.

The following items are on the agenda:

1. valg av møteleder og èn person til å medsignere protokollen	1. election of chair of the meeting and one person to co-sign the minutes
2. godkjennelse av innkalling og dagsorden	2. approval of the notice and agenda
3. Fusjon	3. merger

Det henvises til fusjonsplan inngått mellom styret i Selskapet og styret i Tieto Oyj ("Tieto") vedrørende en fusjon av Selskapet og Tieto som annonsert ved børsmelding av 18. juni 2019. Etter styrets oppfatning vil en slik fusjon legge grunnlag for omfattende synergier, kostnadsbesparelser og nye forretningsmuligheter.

Den foreslåtte fusjonen vil gjennomføres som en fusjon over landegrensene etter allmennaksjeloven § 13-25, ved at alle Selskapets eiendeler, rettigheter og forpliktelser skal overføres til Tieto som det overtakende selskap. Selskapet skal oppløses som følge av fusjonen. Selskapets aksjonærer vil motta aksjer i Tieto og kontantvederlag som fusjonsvederlag.

Det vises til fusjonsplan, styrets rapport og sakkyndig redegjørelse (alle publisert 26. juni 2019 på Selskapets hjemmeside www.evry.com/investor), for nærmere begrunnelse for og informasjon om fusjonen. Fusjonsplanen og tilhørende vedlegg er gjenstand for generalforsamlingens godkjennelse.

Reference is made to the merger plan entered into by the Board of Directors of the Company and the Board of Directors of Tieto Oyj ("Tieto") regarding a merger of the Company and Tieto as announced by stock exchange notice on 18 June 2019. It is the opinion of the Board of Directors that such a merger will allow for substantial synergies, cost savings, and new business opportunities.

The proposed merger will be completed as a cross-border merger pursuant Section 13-25 of the Public Limited Liability Companies Act, by transfer of all of the Company's assets, rights and obligations to Tieto as the surviving entity. The Company will be dissolved as of the merger. The shareholders of the Company will receive shares in Tieto and cash as merger consideration.

Reference is made to the merger plan, the report of the Board of Directors and the expert statement (all made public on 26 June 2019 on the Company's website www.evry.com/investor), for a more detailed reasoning for and information about the merger. The merger plan and related appendices are subject to the approval of the general meeting.

På bakgrunn av ovennevnte fremmer styret forslag om at generalforsamlingen fatter vedtak om fusjon av Selskapet på følgende vilkår:	Based on the above, the Board of Directors propose that the General Meeting resolves a merger of the Company on the following terms:

(i)

Fusjonsplanen og den foreslåtte fusjonen mellom Selskapet og Tieto Oyj godkjennes, og skal gjennomføres på de vilkår og betingelser som fremgår av fusjonsplanen.

(ii)

Fusjonen gjennomføres ved at samtlige eiendeler, rettigheter og forpliktelser i Selskapet overføres til Tieto Oyj, og for øvrig i henhold til fusjonsplanen.

(iii)

Selskapet skal oppløses og avregistreres ved fusjonens gjennomføring.

(iv)

Fusjonsvederlag til aksjonærene i Selskapet distribueres i henhold til fusjonsplanen.

(i)

The merger plan and the proposed merger between the Company and Tieto Oyj is approved, and shall be completed on the terms and conditions of the merger plan.

(ii)

The merger is completed by transfer of all the assets, rights and obligations of the Company to Tieto Oyj, and otherwise pursuant to the merger plan.

(iii)

The Company shall be dissolved and de-registered as of completion of the merger.

(iv)

Merger consideration to the Company`s shareholders will be distributed pursuant to the merger plan.

***	***

Påmelding

Aksjonærer som ønsker å delta på generalforsamlingen må melde seg på innen 28. august 2019 kl. 13:00.

Påmelding skjer ved oversendelse av vedlagte møteseddel til:

Nordea Bank Abp, filial i Norge

Issuer Services

Pb. 1166 Sentrum

0107 Oslo

Telefaks: +47 22 36 97 03

E-post: nis@nordea.com

Registration of attendance

Shareholders wishing to attend the General Meeting must register their attendance prior to 28 August 2019 at 13:00 CET.

Please register by submitting the attached attendance slip to:

Nordea Bank Norge Abp, filial i Norge

Issues Services

P.O.Box 1166 Sentrum

0107 Oslo, Norway

Telefax: +47 22 36 97 03

E-mail: nis@nordea.com

Fullmakt

Aksjonærer som ønsker å la seg representere ved fullmektig bes sende inn vedlagte fullmaktsseddel. Dersom det gis fullmakt til styrets leder/møteleder, bør vedlagte skjema med fullmaktsinstruks for hver sak fylles ut. Dersom skjemaet ikke fylles ut, anses dette som en instruks om å stemme for styrets forslag i alle saker i innkallingen. Ved fullmakt til styrets leder/møteleder med stemmeinstruks skal instruksen gis ved bruk av vedlagte skjema.

Proxy

Shareholders wishing to attend by proxy are asked to submit the attached proxy form. If proxy is given to Chair of the Board/chair of the meeting, the attached proxy instruction form indicating each matter should be completed. If proxy is given to the chair and the instruction form is not completed, this will be regarded as an instruction to vote in favour of the proposals made by the Board in all matters as set out in the notice of the General Meeting. Instructions to the Chair of the Board/chair of the meeting may only be given using the attached instruction form.

Annen informasjon

En aksjeeier kan kreve at styremedlemmer og daglig leder på generalforsamlingen gir tilgjengelige opplysninger om forhold som kan innvirke på bedømmelsen av (i) sakene som er forelagt aksjeeierne til avgjørelse, og (ii) Selskapets økonomiske stilling, herunder om virksomheten i andre selskaper som selskapet deltar i, og andre saker som generalforsamlingen skal behandle, med mindre de opplysninger som kreves, ikke kan gis uten uforholdsmessig skade for Selskapet.

Aksjer som er registrert på forvalterkonto i samsvar med allmennaksjeloven § 4-10 kan ikke representeres på generalforsamlingen, verken av forvalter eller den reelle aksjonæren. For å muliggjøre representasjonen av slike aksjer på generalforsamlingen, må aksjonæren overføre aksjene fra forvalterkontoen til en konto i eget navn, slik at registreringen er effektiv senest innen den fristen som er angitt for registrering av oppmøte som angitt ovenfor.

Per dato for innkallingen er det totalt 370 806 077 aksjer i Selskapet, hver pålydende NOK 1,75 og hver med én stemme på selskapets generalforsamling.

Other information

A shareholder may require Board members and the chief executive officer to furnish in the General Meeting all available information regarding circumstances that may affect the evaluation of (i) the matters submitted to the shareholders for resolution and (ii) the Company`s financial position, and the business of other companies relating to which the Company has an interest, and any other matters the General Meeting shall consider, unless the information requested cannot be provided without disproportionately harming the Company.

Shares which are registered on a nominee account in accordance with section 4-10 of the Norwegian Public Limited Liability Companies Act may not be represented at the General Meeting, neither by the nominee or the beneficial shareholder. To enable representation of such shares in the General Meeting, the shareholder must transfer the shares from the nominee account to an account in its own name, such registration being in effect no later than the deadline for registration of attendance set out above.

As of the date of this notice, there are a total of 370,806,077 shares of the Company, each with a nominal value of NOK 1.75 and each representing one vote at the Company`s General Meeting.

* * *

Bærum, 6 August 2019 / 6 August 2019
På vegne av styret i EVRY ASA / On behalf of the Board of Directors of EVRY ASA

Salim Nathoo (sign.)

NOTICE TO EVRY SHAREHOLDERS IN THE UNITED STATES

Any securities referred to herein have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. There is no intention to register any securities referred to herein in the United States. Any securities referred to herein are being offered or sold in the United States pursuant to an exemption from the registration requirements of the Securities Act provided by Rule 802 thereunder.

This document is made for the securities of a foreign company. The document is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws of the United States, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under any transaction referred to herein, such as in open market or privately negotiated purchases.

Vedlegg 1 / Appendix 1 – Møteseddel

NOT FOR PUBLICATION, DISTRIBUTION OR RELEASE, DIRECTLY OR INDIRECTLY, IN OR INTO AUSTRALIA, CANADA, JAPAN OR ANY JURISDICTION WHERE TO DO SO MIGHT CONSTITUTE A VIOLATION OF THE LOCAL SECURITIES LAWS OR REGULATIONS OF SUCH JURISDICTION.

Aksjonærs fullstendige navn og adresse-

Referansenummer:	Pin:

MØTESEDDEL - Ekstraordinær generalforsamling - EVRY ASA

Ekstraordinær generalforsamling i EVRY ASA avholdes 2. september 2019 kl: 13:00 i Selskapets lokaler i Snarøyveien 30A, 1360 Fornebu.

Møteseddelen må være Nordea Bank Norge ASA i hende senest 28. august 2019 kl. 13:00

Adresse: Nordea Bank Norge ASA, Issuer Services, Pb. 1166 Sentrum, 0107 Oslo.

Telefaks: 22 48 63 49.

E-post: issuerservices.no@nordea.com.

For aksjer som er registrert på nominee-konto (forvalterregistrerte aksjer) gjelder at verken eier eller forvalter kan møte eller stemme på generalforsamlingen. For at disse aksjene skal kunne være representert på generalforsamlingen, må aksjonær overføre aksjene fra nominee-konto til en konto i eget navn med registrering senest innen ovennevnte frist.

Undertegnede vil møte i EVRY ASAs ekstraordinære generalforsamling og

☐ avgi stemme for mine/våre aksjer, og/eller

☐ avgi stemme for aksjer ifølge vedlagte fullmakt(er) (fyll ut nedenfor)

(kryss av ovenfor)

Dato:	2019	Aksjeeiers underskrift:

Forpliktende underskrift. Undertegnede må være myndig. Når aksjonæren ikke er en fysisk person, men et selskap, stiftelse eller annen juridisk person, skal dokumentasjon i form av firmaattest eller fullmakt vedlegges.

☐ Vedlegg: Firmaattest eller fullmakt til å underskrive møteseddel (kryss av hvis vedlegg)

NOTICE TO EVRY SHAREHOLDERS IN THE UNITED STATES

Any securities referred to herein have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. There is no intention to register any securities referred to herein in the United States. Any securities referred to herein are being offered or sold in the United States pursuant to an exemption from the registration requirements of the Securities Act provided by Rule 802 thereunder.

This document is made for the securities of a foreign company. The document is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws of the United States, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under any transaction referred to herein, such as in open market or privately negotiated purchases.

NOT FOR PUBLICATION, DISTRIBUTION OR RELEASE, DIRECTLY OR INDIRECTLY, IN OR INTO AUSTRALIA, CANADA, JAPAN OR ANY JURISDICTION WHERE TO DO SO MIGHT CONSTITUTE A VIOLATION OF THE LOCAL SECURITIES LAWS OR REGULATIONS OF SUCH JURISDICTION.

Shareholder’s full name

Reference no.:	Pin-code:

ATTENDANCE SLIP - Extraordinary General Meeting - EVRY ASA

The Extraordinay General Meeting of EVRY ASA is convened on 2 September 2019 at 13:00 CET at the Company's offices in Snarøyveien 30A, 1360 Fornebu, Norway.

This form must be received by Nordea Bank Norge ASA no later than 13:00 CET on 28 August 2019.

Address: Nordea Bank Norge ASA, Issuer Services, P.O. Box 1166 Sentrum, N-0107 Oslo, Norway.
Fax: +47 22 48 63 49.

E-mail: issuerservices.no@nordea.com

Shares which are registered on a nominee account may not be represented at the general meeting by the manager, or the shareholder. To enable representation of these shares in the general meeting, the shareholder must transfer the shares from the nominee account to an account in his/her own name with registration no later than the above said deadline.

The undersigned will attend the Extraordinary General Meeting and

☐ Vote for my/our shares, and/or

☐ Vote for shares on the basis of the enclosed proxy/-ies (please enclose form on next page).

(tick off the appropriate box above)

Date:	2019	Shareholder’s signature:

Binding signature. The undersigned must be of age and authorised. When the shareholder is not an individual, but a company, trust or other legal entity, documentation in the form of a certification of registration or power of attorney should be enclosed.

☐ Enclosure: Certificate of registration or power of attorney to sign the attendance form (tick off if relevant)

NOTICE TO EVRY SHAREHOLDERS IN THE UNITED STATES

Any securities referred to herein have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. There is no intention to register any securities referred to herein in the United States. Any securities referred to herein are being offered or sold in the United States pursuant to an exemption from the registration requirements of the Securities Act provided by Rule 802 thereunder.

This document is made for the securities of a foreign company. The document is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws of the United States, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under any transaction referred to herein, such as in open market or privately negotiated purchases.

Vedlegg 2 / Appendix 2 – Fullmaktsskjema

NOT FOR PUBLICATION, DISTRIBUTION OR RELEASE, DIRECTLY OR INDIRECTLY, IN OR INTO AUSTRALIA, CANADA, JAPAN OR ANY JURISDICTION WHERE TO DO SO MIGHT CONSTITUTE A VIOLATION OF THE LOCAL SECURITIES LAWS OR REGULATIONS OF SUCH JURISDICTION.

FULLMAKT - Ekstraordinær generalforsamling - EVRY ASA

Aksjonærs fullstendige navn og adresse

Referansenummer:	Pin:

Dersom De selv ikke kan møte på ekstraordinære generalforsamling, kan denne fullmakten benyttes av den som bemyndiges.

Fullmakten må være Nordea Bank Norge ASA i hende senest 28 August 2019 kl. 13:00.

Adresse: Nordea Bank Norge ASA, Issuer Services, Pb. 1166 Sentrum, 0107 Oslo.

Telefaks: 22 48 63 49.

E-post: issuerservices.no@nordea.com.

For aksjer som er registrert på nominee-konto (forvalterregistrerte aksjer) gjelder at verken eier eller forvalter kan møte eller stemme på generalforsamlingen. For at disse aksjene skal kunne være representert på generalforsamlingen, må aksjonær overføre aksjene fra nominee-konto til en konto i eget navn med registrering senest innen ovennevnte dato.

Undertegnede aksjonær i EVRY ASA gir herved (kryss av ett alternativ):

☐ Styrets leder, møteleder eller en som er bemyndiget av en av dem

☐ Annen aksjonær (navn): _______________________________________

fullmakt til å møte og avgi stemme på vegne av mine/våre aksjer i EVRY ASAs ordinære generalforsamling. Dersom fullmaktseddelen ikke navngir fullmektig, anses fullmakten gitt til styrets leder eller den han bemyndiger.

Fullmakt anses som stemmeinstruks ”for” styrets og valgkomitéens forslag som angitt i innkalling til generalforsamling eller senere kunngjort eller endret, med mindre annet er angitt i stemmeformularet som inntatt nedenfor. Dersom det fremmes forslag i tillegg til eller til erstatning for det som fremgår av innkallingen, avgjør fullmektigen stemmegivningen.

Sak nr.	Sak	For	Mot	Avstår	Fullmektig avgjør
1	Valg av møteleder og én person til å medsignere protokollen	☐	☐	☐	☐
2	Godkjennelse av innkalling og dagsorden	☐	☐	☐	☐
3	Godkjennelse av fusjonen med Tieto Oyj	☐	☐	☐	☐

Dato:	2019	Aksjeeiers underskrift:

Forpliktende underskrift. Undertegnede må være myndig. Når aksjonæren ikke er en fysisk person, men et selskap, stiftelse eller annen juridisk person, skal dokumentasjon i form av firmaattest eller fullmakt vedlegges.

☐ Vedlegg: Firmaattest eller fullmakt til å underskrive møteseddel (kryss av hvis vedlegg)

NOTICE TO EVRY SHAREHOLDERS IN THE UNITED STATES

Any securities referred to herein have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. There is no intention to register any securities referred to herein in the United States. Any securities referred to herein are being offered or sold in the United States pursuant to an exemption from the registration requirements of the Securities Act provided by Rule 802 thereunder.

This document is made for the securities of a foreign company. The document is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws of the United States, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under any transaction referred to herein, such as in open market or privately negotiated purchases.

NOT FOR PUBLICATION, DISTRIBUTION OR RELEASE, DIRECTLY OR INDIRECTLY, IN OR INTO AUSTRALIA, CANADA, JAPAN OR ANY JURISDICTION WHERE TO DO SO MIGHT CONSTITUTE A VIOLATION OF THE LOCAL SECURITIES LAWS OR REGULATIONS OF SUCH JURISDICTION.

Shareholder’s full name

Reference no.:	Pin-code:

PROXY FORM - Extraordinary General Meeting - EVRY ASA

If you are unable to attend the Extraordinary General Meeting in person, you may use this form to appoint a proxy.

This form must be received by Nordea Bank Norge ASA no later than 13:00 CET on 28 August 2019.

Address: Nordea Bank Norge ASA, Issuer Services, P.O. Box 1166 Sentrum, N-0107 Oslo, Norway. Fax: +47 22 48 63 49.

E-mail: issuerservices.no@nordea.com

Shares which are registered on a nominee account may not be represented at the general meeting by the manager, or the shareholder. To enable representation of these shares in the general meeting, the shareholder must transfer the shares from the nominee account to an account in his/her own name with registration no later than the above said deadline.

The undersigned shareholder in EVRY ASA hereby appoints (tick off one alternative below):

☐ The Chair of the Board, chair of the meeting or a person authorised by any of them

☐ Other shareholder (name): ______________________________________

as my proxy to attend and vote for my/our shareholding at EVRY ASA’s Extraordinary General Meeting. If the proxy does not name a legal representative, the proxy is considered given to the Chair of the Board, or the person authorised by him.

A proxy is deemed a voting instruction ”for” the board’s and the nomination committee’s proposals as set out in the summons to the general meeting or later announced or amended, unless otherwise stated in the voting form as inserted below. In case of proposals in addition to or instead of what is presented in the summons, the proxy determines the voting.

Item no.	Item	For	Against	Abstain	Proxy decides
1	Election of chair of the meeting and one person to co-sign the minutes	☐	☐	☐	☐
2	Approval of notice and agenda	☐	☐	☐	☐
3	Approval of the merger with Tieto Oyj	☐	☐	☐	☐

Date:	2019	Shareholder’s signature:

Binding signature. The undersigned must be of age and authorised. When the shareholder is not an individual, but a company, trust or other legal entity, documentation in the form of a certification of registration or power of attorney should be enclosed.

☐ Enclosure: Certificate of registration or power of attorney to sign the attendance form (tick off if relevant)

NOTICE TO EVRY SHAREHOLDERS IN THE UNITED STATES

Any securities referred to herein have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. There is no intention to register any securities referred to herein in the United States. Any securities referred to herein are being offered or sold in the United States pursuant to an exemption from the registration requirements of the Securities Act provided by Rule 802 thereunder.

This document is made for the securities of a foreign company. The document is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws of the United States, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under any transaction referred to herein, such as in open market or privately negotiated purchases.